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                                                                 Exhibit (23)(a)


            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-32229 and No. 333-58686) pertaining to the CMS Energy Corporation Performance Incentive Stock Plan and Executive Stock Option Plan, respectively, (Form S-8 No. 333-76347) pertaining to the Employee Savings and Incentive Plan of Consumers Energy Company, in the Registration Statements (Form S-3 No. 333-51932, No. 333-52560, No. 333-27849, No. 333-37241, No. 333-74958,
No. 333-45556 and Form S-4 No. 33-60007) of CMS Energy Corporation and in the related Prospectuses of our report dated February 27, 2004, with respect to the consolidated financial statements and schedule of CMS Energy Corporation and subsidiaries included in the Annual Report (Form 10-K/A) for the year ended December 31, 2003.


                                                  /s/ Ernst & Young LLP

Detroit, Michigan
December 9, 2004